Exhibit 5.1

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201| T 214.969.1700 | F 202.955.5564

Holland & Knight LLP | www.hklaw.com

November 18, 2022

Board of Directors

Granite Ridge Resources, Inc.

5217 McKinney Avenue

Suite 400

Dallas, Texas 75205

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-1 to be filed on the date hereof by Granite Ridge Resources, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (i) 128,233,953 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders” and, the shares sold thereby, the “Registrable Shares”) and (ii) 10,349,975 shares of Common Stock that may be issued upon the exercise of the Company’s warrants to purchase Common Stock at an exercise price of $11.50 per share (the “Warrants” and, the shares of Common Stock that may be issued upon the exercise thereof, the “Warrant Shares”).

The Registrable Shares consist of Common Stock issued to the Selling Stockholders (as applicable to each) (i) in accordance with the terms of, and transactions contemplated by, that certain Business Combination Agreement, dated as of May 16, 2022 (the “Business Combination Agreement”), by and among the Company, Executive Network Partnering Corporation, a Delaware corporation (“ENPC”), ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Granite Ridge, GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Granite Ridge, and GREP Holdings, LLC, a Delaware limited liability company (“GREP”), and (ii) in accordance with the terms of that certain Registration Rights and Lock-Up Agreement, dated as of October 24, 2022 (the “RRA and Lock-Up Agreement”), among the Company, ENPC Holdings, LLC, a Delaware limited liability company, ENPC Holdings II, LLC, a Delaware limited liability company, Richard Boyce, Michael M. Calbert, Gisel Ruiz and the members of GREP as identified therein, with respect to the shares of the Common Stock issued as consideration under the Business Combination Agreement. The Registrable Shares may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus. The Warrant Shares

Board of Directors of Granite Ridge Resources, Inc.

November 18, 2022

are issuable upon exercise of the Warrants pursuant to the terms of that certain Assignment, Assumption and Amendment Agreement, dated as of October 24, 2022 (the “Warrant Agreement Amendment and Assignment”), by and among the Company, ENPC and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), as warrant agent. The Warrant Agreement Amendment and Assignment assigned that certain Warrant Agreement, dated September 15, 2020, as amended on March 24, 2021, by and between ENPC and Continental (as amended, the “ENPC Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations under such agreement (the ENPC Warrant Agreement, as amended and assigned by the Warrant Agreement Amendment and Assignment, the “Granite Ridge Warrant Agreement”).

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, and all exhibits thereto;
(ii)	the Prospectus;
(iii)	the Amended and Restated Certificate of Incorporation of the Company, as presently in effect (the “Certificate”);
(iv)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);
(v)

resolutions of the Company’s Board of Directors (the “Board”) adopted on November 17, 2022 relating to the authorization for the Registration Statement, the issuance of the Warrant Shares, the sale of the Registrable Shares and other related matters;

(vi)	the Business Combination Agreement;
(vii)	the RRA and Lock-Up Agreement; and
(viii)	the Granite Ridge Warrant Agreement.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of any issuance of Warrant

Board of Directors of Granite Ridge Resources, Inc.

November 18, 2022

Shares or sales of Registrable Shares thereunder); and (e) all Registrable Shares will be sold, and all Warrant shares will be issued, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations under, the Registrable Shares and Warrant Shares will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion letter which we render herein is limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

Based upon and subject to the foregoing assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Registrable Shares to be sold by the Selling Stockholders have been duly authorized, validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP